Exhibit 99.1

NEWS RELEASE

NASDAQ:EU

TSXV:EU

July 28, 2025

www.encoreuranium.com

enCore Energy Announces Continued Positive Uranium Extraction Rates; Promotes Mr. Dain McCoig to Chief Operating Officer

July 28, 2025 – Dallas, Texas – enCore Energy Corp. (NASDAQ:EU | TSXV:EU) (the “Company” or “enCore”), America’s Clean Energy CompanyTM, today announced the promotion of Mr. Dain McCoig from Senior Vice-President to Chief Operating Officer. Mr. McCoig has proven to be an outstanding leader having led the team in orchestration and implementation of the Company’s dramatic increase in production at the Atla Mesa In-Situ Recovery (“ISR”) Uranium Central Processing Plant (“CPP”) since early March 2025. The Company has substantially increased the number of drill rigs turning in South Texas while significantly shortening the installation time for new injection and extraction wells at Wellfield 7. These team efforts have resulted in more than a doubling of uranium extraction rates since he took over leadership of the operations team.

The Company is pleased to report the following operational updates from the Alta Mesa Project:

•	2025 Uranium Extraction Rates (lbs U3O8)

June	80,346
May	65,188
April	58,263
March	67,817
February	30,352
January	15,647

•	Q2/25 Output: 203,797 lbs of uranium (U3O8) extracted at Alta Mesa in Q2up from 113,816 pounds extracted in Q1;

•	Q2/25 Wellfield development continues to expand at an accelerated rate with 75 new wells (35 extraction and 40 injection) installed in Wellfield 7 during the quarter;

•	25 drill rigs are now active in South Texas with expected increases to 30 rigs during August 2025;

•	Continued upgrading of the electrical system controlling wellfield operation, resulting in fewer and shorter operational interruptions;

•	Continued advancement of drilling in advance of wellfield installations in Wellfield 7;

•	Delineation and monitor well drilling for application of permit amendment for Wellfield 3 extension.

William M. Sheriff stated: “This is a well-earned and exciting advancement for Dain, who has been instrumental in leading and transforming our operations and expanding our uranium extraction rates. His steady leadership, deep technical expertise, and relentless focus on safety, efficiency, and execution have been essential to enCore’s success and growth. From building out our operational capabilities at Rosita and Alta Mesa, to driving innovation, Dain has consistently demonstrated the vision and discipline that define great leadership. His ability to align field performance with corporate strategy has been critical as we’ve scaled our operations and positioned ourselves as a leading U.S. ISR uranium extraction company.”

Dain McCoig             Chief Operating Officer

Mr. McCoig is a seasoned engineering and operations leader with over 18 years of experience in mining, mineral processing, and facility development. As Director of Operations at enCore Energy Corporation, he supported uranium recovery operations across engineering, geology, and regulatory functions—driving performance, cost-efficiency, and providing technical excellence. Serving as Senior Vice President since March 2025, Mr. McCoig demonstrated superior ability to lead the team to effectively and efficiently increase uranium extraction rates at the South Texas operations while expanding his role to oversee project development activities throughout the organization.

Previously, Mr. McCoig served as Vice President of Operations at Alabama Graphite Products, where he led the engineering, construction, and team development for a $200M battery-grade graphite facility. Prior to this, he held several leadership roles at URI, Inc., managing uranium production, site restoration, and early-stage project planning, while coordinating with regulators, landowners, and stakeholders.

A licensed Professional Engineer in Texas and Alabama, Dain holds a B.S. in Engineering from the Colorado School of Mines and is pursuing his MBA at Auburn University. He is actively involved in industry groups including SME and various mining associations.

About the Alta Mesa ISR Uranium CPP and Wellfield (“Alta Mesa Uranium Project”)

The Alta Mesa Uranium Project hosts a fully licensed and constructed ISR Central Processing Plant and operational wellfield located on 200,000+ acres of private land and mineral rights in and regulated by the state of Texas. Total operating capacity at the Alta Mesa CPP is 1.5 million pounds. uranium per year with additional drying capacity of 0.5 million pounds. The Alta Mesa Uranium Project operates under a 70/30 joint venture with Boss Energy Limited (ASX: BOE; OTCQX: BQSSF) that is managed by the Company.

The Alta Mesa CPP historically produced nearly 5 million pounds. of uranium between 2005 and 2013 when production was curtailed as a result of low prices. The Alta Mesa Uranium Project utilizes well known ISR technology to extract uranium in a non-invasive process using natural groundwater and oxygen. Currently, oxygenated water is being circulated in the wellfield through injection or extraction wells plumbed directly into the primary pipelines feeding the Alta Mesa CPP. Expansion of the wellfield will continue, with extraction to steadily increase from the wellfield as expansion continues through 2025 and beyond.

The Company also announces that Ms. Shona Wilson, Chief Financial Officer, will be leaving the organization following the filing of the 10Q in August. Ms. Wilson has been a dedicated and valued member of our team, and we are grateful for the contributions she has made during her time at enCore. With expanding operations at the Company, enCore has been conducting an active search for the Chief Financial Officer position with an emphasis on commodity production, U.S. public company operations and deep experience in SOX compliance. enCore has narrowed the search to a small list of highly qualified individuals and expects to announce the successful candidate in the coming weeks.

John M. Seeley, Ph.D., P.G., C.P.G., enCore’s Chief Geologist, and a Qualified Person under NI 43-101 and Regulation S-K subpart 1300 of the Exchange Act of 1933 as amended, has reviewed and approved the technical disclosure in this news release on behalf of the Company.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for nuclear energy as the only United States uranium company with multiple Central Processing Plants in operation. The enCore team is led by industry experts with extensive knowledge and experience in all aspects of ISR uranium operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore.

Following upon enCore’s demonstrated success in South Texas, future projects in enCore’s planned project pipeline include the Dewey-Burdock project in South Dakota and the Gas Hills project in Wyoming. The Company holds other assets including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate developments.

Contact:

William M. Sheriff

Executive Chairman

972-333-2214

info@encoreuranium.com

www.encoreuranium.com

Cautionary Note Regarding Forward Looking Statements:

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by such words as “will”, “expects”, “plans”, “believes”, “intends”, “estimates”, “projects”, “continue”, “potential”, and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, or “will” be taken.

Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any statements regarding future expectations, beliefs, goals or prospects, statements regarding the preliminary second quarter results and intent to engage a national law firm. All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including, exploration and development risks, changes in commodity prices, access to skilled personnel, the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; reliance on industry equipment manufacturers, suppliers and others; the failure to adequately protect intellectual property; the failure to adequately manage future growth; adverse market conditions, the failure to satisfy ongoing regulatory requirements and factors relating to forward looking statements listed above which include risks as disclosed in the Company’s filings on SEDAR+ and with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, management discussion and analysis and annual information form. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the respective securities commissions which are available online at www.sec.gov and www.sedarplus.ca.

Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.